EXHIBIT 17
                       JANUS INVESTMENT FUND (the "Trust")

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, the undersigned hereby makes, constitutes, and appoints Thomas H. Bailey and Steven R. Goodbarn, and each of them, severally, his true and lawful attorneys and agents in his name, place, and stead on his behalf (a) to sign and cause to be filed amendments to the registration statement of the Trust under the Securities Act of 1933, the Investment Company Act of 1940 and the laws and regulations of the various states, if applicable, and all consents and exhibits thereto; (b) to withdraw such registration statement or any amendments or exhibits and make requests for acceleration in connection therewith; (c) to take all other action of whatever kind or nature in connection with such registration statement, and all amendments thereto, which said attorneys may deem advisable; and (d) to make, file, execute, amend, and withdraw documents of every kind, and to take other action of whatever kind they may elect, for the purpose of complying with all laws relating to the sale of securities of the Trust, hereby ratifying and confirming all actions of any of said attorneys hereunder, provided that this Power of Attorney is ratified to be effective by the Trustees with respect to each filing or withdrawal of such registration statement and all amendments, consents, and exhibits thereto. Said attorneys may act jointly or severally, and the action of one shall being the undersigned as if two or more had acted together.

     IN WITNESS WHEREOF, the undersigned has hereby set his hand as of this 20th day of May, 1997.


Signature                     Title                              Date



/s/ Martin H. Waldinger       Trustee                            May 20, 1997
Martin H. Waldinger